THE UNIVERSAL INSTITUTIONAL
FUNDS, INC.
ARTICLES OF AMENDMENT
            THE UNIVERSAL
INSTITUTIONAL FUNDS, INC., a Maryland
corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:
            FIRST:  The Corporation is
registered as an open-end investment company under the Investment Company Act of 1940.
            SECOND:  Pursuant to the
authority contained in Section 2-605(a)(2) of the MARYLAND GENERAL CORPORATION LAW (the
"MGCL"), the Board of Directors of the
Corporation at a meeting duly convened and held on December 8-9, 2014 approved the change of the name of the Global Tactical Asset
Allocation Portfolio, a portfolio of common stock of the Corporation, to the Global Strategist
Portfolio.
            THIRD:  The Corporation
desires to, and does hereby, amend its Articles of Restatement, as amended and supplemented
(the "Charter"), pursuant to Sections 2-601 et seq. of the MGCL to change the name of the portfolio of common stock of the Corporation referred to above by deleting from the Charter the existing Article FIFTH, Section 3 in its entirety, and inserting in lieu thereof, the following new Article FIFTH, Section 3:
3.  Pursuant to Section 2-
105 of the Maryland
General Corporation
Law, the Board of
Directors of the
Corporation shall have
the power to designate
one or more classes of
shares of Common Stock,
to fix the number of
shares in any such class
and to classify or
reclassify any unissued
shares with respect to
such class.  Any such
class (subject to any
applicable rule, regulation
or order of the Securities
and Exchange
Commission or other
applicable law or
regulation) shall have
such preferences,
conversion or other
rights, voting powers,
restrictions, limitations as
to dividends,
qualifications, terms and
conditions of redemption
and other characteristics
as the Board may
determine in the absence
of contrary determination
set forth herein.  The
aforesaid power shall
include the power to
create, by classifying or
reclassifying unissued
shares in the aforesaid
manner, one or more
classes in addition to
those initially designated
as named below.  Subject
to such aforesaid power,
the Board of Directors
has designated the
following portfolios of
the Corporation and for
certain of which has
designated two classes of
shares of Common Stock
of the Corporation.  The
names of such classes and
the number of shares of
Common Stock classified
and allocated to these
classes are as follows:



NAME OF CLASS
NUMBER OF SHARES OF
COMMON STOCK
CLASSIFIED AND
ALLOCATED


Core Plus Fixed Income Portfolio Class I
500,000,000 shares
Core Plus Fixed Income Portfolio Class II
500,000,000 shares
Emerging Markets Debt Portfolio Class I
500,000,000 shares
Emerging Markets Debt Portfolio Class II
500,000,000 shares
Growth Portfolio Class I
500,000,000 shares
Growth Portfolio Class II
500,000,000 shares
Mid Cap Growth Portfolio Class I
500,000,000 shares
Mid Cap Growth Portfolio Class II
500,000,000 shares
U.S. Real Estate Portfolio Class I
500,000,000 shares
U.S. Real Estate Portfolio Class II
500,000,000 shares
Global Strategist Portfolio Class I
500,000,000 shares
Global Strategist Portfolio Class II
500,000,000 shares
Emerging Markets Equity Portfolio Class I
500,000,000 shares
Emerging Markets Equity Portfolio Class II
500,000,000 shares
Capital Preservation Portfolio Class I
500,000,000 shares
Capital Preservation Portfolio Class II
500,000,000 shares
Global Franchise Portfolio Class I
500,000,000 shares
Global Franchise Portfolio Class II
500,000,000 shares
Small Company Growth Portfolio Class I
500,000,000 shares
Small Company Growth Portfolio Class II
500,000,000 shares
Global Real Estate Portfolio Class II
500,000,000 shares
Global Infrastructure Portfolio Class I
500,000,000 shares
Global Infrastructure Portfolio Class II
500,000,000 shares
Total
11,500,000,000 shares

            FOURTH:  The foregoing
amendment to the Charter as set forth in these Articles of Amendment is limited to changes expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders, and was approved by a majority of the entire Board of Directors, without action by the stockholders.
            FIFTH:  These Articles of
Amendment shall be effective upon filing with the Department.
            SIXTH:  These Articles of
Amendment do not increase the authorized stock of the Corporation.

[SIGNATURE PAGE FOLLOWS]


            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 22nd day of May, 2015.
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
By: /s/ John H. Gernon
John H. Gernon
President
ATTEST:
/s/ Mary E. Mullin
Mary E. Mullin
Secretary
            THE UNDERSIGNED, President of THE UNIVERSAL INSTITUTIONAL
FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
/s/ John H. Gernon
John H. Gernon
President

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